Exhibit 4.1

EXECUTION COPY
AMENDMENT NO. 1
Dated as of July 15, 2016
to
CREDIT AGREEMENT
Dated as of October 28, 2014
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of July 15, 2016 by and among NewMarket Corporation, a Virginia corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of October 28, 2014 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to approve certain of the Company’s Subsidiaries as “Eligible Foreign Subsidiaries” under the Credit Agreement and to make certain amendments to the Credit Agreement;
WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The parties hereto agree that each of Afton Chemical EA Holdings S.à r.l., Afton Chemical International Holdings S.à r.l., Afton Chemical UK Holdings Limited and Afton Chemical Limited (each, a “New Borrowing Subsidiary” and collectively, the “New Borrowing Subsidiaries”) shall be a party to the Credit Agreement and shall each constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and each New Borrowing Subsidiary by its signature below hereby agrees to be bound by all provisions of the Credit Agreement.

(b)Section 1.01 of the Credit Agreement is amended to add the following definitions thereto in the appropriate alphabetical order:

“Agreed Swingline Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.
“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).
“Designated Foreign Subsidiary Borrower” means a Luxembourg Borrower or any other Foreign Subsidiary Borrower that is organized under the laws of any other jurisdiction designated from time to time by the Administrative Agent.
“Designated Loan” means a Designated Revolving Loan or a Designated Swingline Loan, as applicable.

“Designated Revolving Loan” means a Revolving Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.
“Designated Swingline Loan” means a Swingline Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.
“Eurocurrency Swingline Loan” means a Swingline Loan bearing interest at the Eurocurrency Swingline Rate (including, for the avoidance of doubt, a Designated Swingline Loan).
“Eurocurrency Swingline Rate” means the sum of (i) the percentage rate per annum which is equal to the rate (rounded upwards to four decimal places) at which overnight deposits in the relevant currency in an amount approximately equal to the amount with respect to which such rate is being determined would be offered by the Swingline Lender as of 11:00 a.m. Local Time on the day of the proposed Eurocurrency Swingline Loan in the London interbank market for such currency to major banks in such market (provided that, if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) plus (ii) the Applicable Rate for Eurocurrency Borrowings.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.
“Luxembourg” means the Grand-Duchy of Luxembourg.
“Luxembourg Borrower” means (i) Afton Chemical EA Holdings S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, with a share capital amounting to $61,500, having its registered office at 19, rue de Bitbourg L-1273 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 189217, (ii) Afton Chemical International Holdings S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of Luxembourg, with a share capital amounting to $40,000, having its registered office at 19, rue de Bitbourg L-1273 Luxembourg and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 189212 and (iii) any other Borrower organized under the laws of Luxembourg.
“Regulation” has the meaning set forth in Section 3.07.
“UK Borrower” means (i) Afton Chemical UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 07119870, (ii) Afton Chemical Limited, a private limited company incorporated in England and Wales with registered number 01213092 and (iii) any other Borrower incorporated under the laws of England and Wales.
“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:
(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:
(i) where the UK Borrower is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or
(ii) where the UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or
(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement , as the case may be, or as otherwise notified to the Company in writing; and:

(i) where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or
(ii) where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.
“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.
“UK ITA 2007” means the United Kingdom Income Tax Act 2007.
“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.
“UK Tax Confirmation” means a confirmation in writing by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.
“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.
“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.
“UK Treaty Lender” means a Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (iii) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.
“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
(c)Section 1.01 of the Credit Agreement is amended to delete in its entirety the definition of “COF Rate” appearing therein.

(d)The definition of “Eurocurrency” set forth in Section 1.01 of the Credit Agreement is amended to insert the parenthetical “(except when used with reference to any Eurocurrency Swingline Loan, in which case “Eurocurrency” means that such Loan bears interest at a rate determined by reference to the Eurocurrency Swingline Rate)” immediately after the phrase “the Adjusted LIBO Rate” appearing therein.

(e)The definition of “Eurocurrency Payment Office” set forth in Section 1.01 of the Credit Agreement is amended to (i) insert the phrase “and each Designated Loan” immediately after the phrase “for each Foreign Currency” appearing therein and (ii) insert the phrase “or Designated Loan” immediately after the phrase “for such currency” appearing therein.

(f)The definition of “Interest Payment Date” set forth in Section 1.01 of the Credit Agreement is amended to (i) insert the parenthetical “(including a Eurocurrency Swingline Loan)” immediately after the phrase “with respect to any Eurocurrency Loan” appearing therein and (ii) insert the parenthetical “(other than a Eurocurrency Swingline Loan)” immediately after the phrase “with respect to any Swingline Loan” appearing therein.

(g)The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is restated in its entirety as follows:

“Interest Period” means (a) with respect to any Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan), the period commencing on the date of such Borrowing and ending on the day that is seven (7) days thereafter or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date seven (7) days thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
(h)The definition of “Local Time” set forth in Section 1.01 of the Credit Agreement is amended to (i) insert the parenthetical “(other than Designated Loans)” immediately after the word “Dollars” appearing therein and (ii) insert the phrase “and Designated Loans” immediately after the words “Foreign Currency” appearing therein.

(i)The definition of “Other Taxes” set forth in Section 1.01 of the Credit Agreement is amended to insert the word “registration,” immediately after the word “court,” appearing therein.

(j)The definition of “Swingline Exposure” set forth in Section 1.01 of the Credit Agreement is amended to replace the reference to “principal amount” appearing therein with “principal Dollar Amount”.

(k)The definition of “Swingline Lender” set forth in Section 1.01 of the Credit Agreement is amended to insert the parenthetical “(including its branches and affiliates)” immediately after the reference to JPMorgan Chase Bank, N.A.” appearing therein.

(l)The definition of “Swingline Loan” set forth in Section 1.01 of the Credit Agreement is amended to insert the parenthetical “(for the avoidance of doubt, each Eurocurrency Swingline Loan is a Swingline Loan)” immediately after the reference to “Section 2.05” appearing therein.

(m)Article I of the Credit Agreement is amended to add a new Section 1.06 thereto immediately at the end thereof as follows:

Section 1.06 Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Luxembourg Borrower, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (e) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); and (f) a “set-off” includes, for purposes of Luxembourg law, legal set-off.
(n)Clause (b) of Section 2.02 of the Credit Agreement is amended to insert the phrase “and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower” immediately after the phrase “made in Dollars” appearing therein.

(o)Clause (c) of Section 2.02 of the Credit Agreement is amended to insert the parenthetical “(or, if such Swingline Loan is denominated in a Foreign Currency, 250,000 units of such currency)” immediately after the reference to “$250,000” in each instance appearing therein.

(p)Section 2.03 of the Credit Agreement is amended to (i) replace the reference to “four (4) Business Days” appearing therein with “three (3) Business Days” and (ii) insert the parenthetical “(other than a Designated Loan)” immediately after the phrase “in the case of a Borrowing denominated in Dollars” appearing therein.

(q)Section 2.04 of the Credit Agreement is amended to restate clause (a) thereof in its entirety as follows:

(a)    (i) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing and (ii) each Eurocurrency Swingline Loan denominated in a Foreign Currency on the date of the making of such Swingline Loan,
(r)Section 2.05 of the Credit Agreement is restated in its entirety as follows:

SECTION 2.05.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Agreed Swingline Currencies to the any Borrower from time to time during the Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in (i) subject to Sections 2.04 and 2.11(b), the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline

Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by written notice (via a written Borrowing Request substantially in the form attached hereto as Exhibit G-3 and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) by telecopy not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan in Dollars (other than a Designated Swingline Loan) and (ii) by telecopy not later than 11:00 a.m., Local Time, on the day of a proposed Eurocurrency Swingline Loan in a Foreign Currency and a Designated Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the applicable Borrower requesting such Swingline Loan, the currency, Interest Period (in the case of a Eurocurrency Swingline Loan), Type and amount of the requested Swingline Loan and the account of the applicable Borrower to which the proceeds of such Swingline Loan are to be credited. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or any other Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to an account of such Borrower with the Swingline Lender or to such other account of such Borrower designated in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to such Issuing Bank) by 1:00 p.m., Local Time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day, require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans (i) on the date of such notice in respect of Swingline Loans denominated in Dollars (other than a Designated Swingline Loan) and (ii) promptly, but in any event no later than one (1) Business Day immediately following the date of such notice, in respect of Eurocurrency Swingline Loans denominated in a Foreign Currency and a Designated Swingline Loan. Such notice. Such notice shall specify the aggregate amount and the applicable Agreed Currency of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans and the applicable Agreed Currency of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay in the applicable Agreed Currency to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment of any Swingline Loan made to such Borrower.

(s)Clause (a) of Section 2.07 of the Credit Agreement is amended to (i) insert the parenthetical “(other than a Designated Loan)” immediately after the phrase “funds (i) in the case of Loans denominated in Dollars” in the first instance appearing therein and (ii) insert the phrase “and Designated Loans” immediately after the phrase “in the case of each Loan denominated in a Foreign Currency” appearing therein.

(t)Clause (b) of Section 2.08 of the Credit Agreement is amended to (i) insert the parenthetical “(other than Designated Loans)” immediately after the phrase “a Borrowing denominated in Dollars” appearing therein and (ii) insert the phrase “or a Designated Loan” immediately after the phrase “a Borrowing denominated in a Foreign Currency” appearing therein.

(u)Clause (e) of Section 2.08 of the Credit Agreement is amended to (i) insert the parenthetical “(other than Designated Loans)” immediately after the phrase “denominated in Dollars” in each instance, (ii) insert the phrase “or a Designated Loan” immediately after the phrase “in the case of a Borrowing denominated in a Foreign Currency” and (iii) insert the phrase “and each Designated Loan” immediately after the phrase “each Eurocurrency Revolving Borrowing denominated in a Foreign Currency”.

(v)Clause (a) of Section 2.10 of the Credit Agreement is amended to (i) delete the phrase “in the case of the Company,” appearing therein and (ii) insert the phrase “made to such Borrower” immediately after the phrase “unpaid principal amount of each Swingline Loan” appearing therein.

(w)Clause (a) of Section 2.11 of the Credit Agreement is amended to (i) insert the parenthetical “(other than Designated Loans)” immediately after the phrase “Eurocurrency Borrowing denominated in Dollars” appearing therein, (ii) insert the phrase “and Designated Loans” immediately after the phrase “denominated in a Foreign Currency” appearing therein and (iii) replace the reference to “12:00 noon, New York City time,” appearing therein with “12:00 noon, Local Time,”.

(x)Clause (a) of Section 2.13 of the Credit Agreement is restated in its entirety as follows:

(a) (i) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars other than a Designated Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (ii) Each Eurocurrency Swingline Loan denominated in any Foreign Currency and each Designated Swingline Loan shall bear interest at the Eurocurrency Swingline Rate.
(y)Clause (b) of Section 2.13 of the Credit Agreement is amended to insert the parenthetical “(other than a Eurocurrency Swingline Loan)” immediately after the phrase “comprising each Eurocurrency Borrowing” appearing therein.

(z)Clause (a) of Section 2.14 of the Credit Agreement is amended to restate the second proviso thereto in its entirety as follows:

provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars (other than Designated Loans), then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency or if such Borrowing is a Designated Loan, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency and Designated Loans shall not be available.
(aa)Clause (b) of Section 2.14 of the Credit Agreement is amended to (i) insert the parenthetical “(other than a Designated Loan)” immediately after the phrase “Borrowing in Dollars” appearing therein, (ii) insert the phrase “or a Designated Loan” immediately after the phrase “Eurocurrency Borrowing in a Foreign Currency” appearing therein and (iii) replace the reference to “COF Rate” appearing therein with “Alternative Rate”.

(bb)Clause (a) of Section 2.17 of the Credit Agreement is amended to (i) insert the phrase “or Borrower” immediately after words “Withholding Agent” in each instance appearing therein and (ii) insert the phrase “, subject to Section 2.17(h) and without duplication,” immediately after the phrase “If such Taxes are Indemnified Taxes, then” appearing therein.

(cc)Clause (d) of Section 2.17 of the Credit Agreement is amended to add the following sentence immediately at the end thereof:

This paragraph (d) shall not apply to the extent such Taxes would have been compensated for by an increased payment under Section 2.17(h)(i) but were not so compensated solely because one of the exclusions set forth in Section 2.17(h)(iii) applied.

(dd)Section 2.17 of the Credit Agreement is amended to (i) designate the existing clause (h) thereto as clause (j) and (ii) add new clauses (h) and (i) thereto as follows:

(h) United Kingdom Withholding Tax Matters.

(i) If a UK Tax Deduction is required by law to be made by any Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any UK Tax Deduction) leaves an amount equal to the payment which would have been due if no UK Tax Deduction had been required.

(ii) The Company shall promptly upon becoming aware that a Borrower must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall notify the Company. For the avoidance of doubt, any failure by a Lender or Issuing Bank to comply with this Section 2.17(h)(ii) shall not limit or otherwise affect any of such Lender’s or Issuing Bank’s, rights under any Loan Document or any obligation of a Borrower under any Loan Document.

(iii) In the case of a Lender advancing a Loan to a UK Borrower, a payment by a UK Borrower shall not be increased pursuant to Section 2.17(a) or Section 2.17(h)(i) by reason of UK Tax Deduction if on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority or (ii) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.17(h)(vi)(A) or Section 2.17(h)(vii), as applicable, or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from the Borrower making the payment a certified copy of that Direction and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made, or (iv) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower or the Company and (B) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Borrower or the Company, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007.

(iv) Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction the Borrower making that UK Tax Deduction shall deliver to the Administrative Agent for the Recipient entitled to the payment a statement under section 975 of the UK ITA 2007 or other evidence reasonably satisfactory to such Recipient that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs.
(v) If a Borrower is required to make a UK Tax Deduction, that Borrower shall make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and the minimum amount required by law.

(vi) In the case of a Lender advancing a Loan to a UK Borrower:

(A) Subject to (B) below, each UK Treaty Lender and each UK Borrower which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction.
(B)
(1) A UK Treaty Lender which becomes a Party on the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent on its signature page to this Agreement (or any amendment hereto) or otherwise in writing to the Company; and

(2) a Lender which is a UK Treaty Lender and which becomes a Lender hereunder after the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment or Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or otherwise in writing to the Company, and having done so, that Lender shall not be under any obligation pursuant to paragraph (A) above.

(C) Upon satisfying either paragraph (A), (B)(1) or (B)(2) above, such Lender shall have satisfied its obligations under Section 2.17(f)(i) (in respect of a UK Tax Deduction).
(vii) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(h)(vi)(B) above, the UK Borrower(s) making payments to that UK Treaty Lender shall make a UK Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if a UK Borrower making a payment to that UK Treaty Lender has made a UK Borrower DTTP Filing in respect of that UK Treaty Lender but:
(A) such UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for Tax within 60 days of the date of such UK Borrower DTTP Filing;

and in each case, such UK Borrower has notified that UK Treaty Lender in writing of either (A) or (B) above, then such UK Treaty Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(viii) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(h)(vi)(B) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Custom DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.
(ix) Each Lender which becomes a party to this Agreement (a “Party”) after the date of this Agreement (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a

UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 2.17(h)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(h)(ix).
(i) VAT.
(i) All amounts set out or expressed in a Loan Document to be payable by any party to this Agreement (a “Party”) to any Recipient which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(i)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party shall pay to such Recipient, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Recipient, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A) where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 2.17(i)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on the supply; and

(B) where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv) Any reference in this Section 2.17(i) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
(ee)Section 2.18 of the Credit Agreement is amended to (i) insert the parenthetical “(other than in respect of Designated Loans)” immediately after the phrase “denominated in Dollars” appearing therein, (ii) insert the phrase “or in respect of Designated Loans” immediately after the phrase “payments denominated in a Foreign Currency” appearing therein, (iii) insert the phrase “or Designated Loan, as applicable” immediately after the phrase “city of the Administrative Agent’s Eurocurrency Payment Office for such currency” appearing therein, (iv) insert the phrase “or a Designated Loan” immediately after the phrase “Credit Event denominated in a Foreign Currency” appearing therein and (v) insert the phrase “or Designated Loan, as applicable” immediately after the phrase “the Administrative Agent’s Eurocurrency Payment Office for such currency” the second time it appears therein.

(ff)Clause (b) of Section 2.19 of the Credit Agreement is amended to insert the parenthetical “(other than amounts in respect of Other Taxes or VAT)” immediately after the phrase “any Lender pursuant to Section 2.17” appearing therein.

(gg)Section 2.23 of the Credit Agreement is amended to add the following sentence immediately at the end thereof as follows:

Notwithstanding anything set forth herein or in any other Loan Document to the contrary, (i) other than as expressly set forth in Article X solely with respect to the Company, the parties hereto agree that the Obligations of the Borrowers are several in nature (and not the joint obligations of the Borrowers), including any obligations of Borrowers hereunder to make payments of principal and interest regarding the Loans, and (ii) the parties agree that the Foreign Subsidiary Borrowers are not obligated to pay or otherwise liable for, and do not guaranty, collaterally support or otherwise have any responsibility (in any such case, either directly or indirectly, whether as a primary obligor, guarantor, indemnitor or otherwise) with respect to, any Obligations of the Company or any other Foreign Subsidiary Borrower.
(hh)Section 3.07 of the Credit Agreement is amended to add the following sentences immediately at the end thereof as follows:

In the case of a Luxembourg Borrower, (i) it complies with all legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies and (ii) the head office (administration centrale) and the place of effective management (siège de direction effective) are located at the place of their registered office (siège statutaire) in Luxembourg and, for the purposes of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings, the centre of main interests (centre des intérêts principaux) is located at the place of its registered office (siège statutaire) in Luxembourg. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each UK Borrower is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
(ii)Section 5.07 of the Credit Agreement is amended to add the following sentence immediately at the end thereof as follows:

The Company will, and will cause each of its Subsidiaries to ensure that no UK Borrower shall do anything to change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales.
(jj)Section 9.01(a)(i) of the Credit Agreement is amended to (i) insert the parenthetical “(other than Designated Loans)” immediately after the phrase “denominated in Dollars” appearing therein and (ii) insert the phrase “and Designated Loans” immediately after the phrase “denominated in Foreign Currencies” appearing therein.

(kk)Section 9.01(a)(iv) of the Credit Agreement is restated in its entirety as follows:

(iv)    if to the Swingline Lender, (A) in the case of Swingline Loans denominated in Dollars (other than Designated Swingline Loans), to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Joyce King (Telecopy No. (888) 292-9533) and (B) in the case of Swingline Loans denominated in Foreign Currencies and Designated Swingline Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of Loans Agency (Telecopy No. 44 207 777 2360); and
(ll)Exhibit A to the Credit Agreement is amended and restated as set forth on Annex A hereto.

(mm)Exhibit B to the Credit Agreement is amended and restated as set forth on Annex B hereto.

(nn)Exhibit C to the Credit Agreement is amended and restated as set forth on Annex C hereto.

2.Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, each of the Lenders, each Issuing Bank, the Swingline Lender, the Administrative Agent and acknowledged and agreed to by the New Borrowing Subsidiaries.

(b)The Administrative Agent shall have received a Borrowing Subsidiary Agreement in respect of each of the New Borrowing Subsidiaries duly executed by such New Borrowing Subsidiary.

(c)The Administrative Agent shall have received copies, certified by the Secretary or Assistant Secretary of each New Borrowing Subsidiary (or, in the case of the Luxembourg Borrower, a Manager), of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such New Borrowing Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such New Borrowing Subsidiary.

(d)The Administrative Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of each New Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such New Borrowing Subsidiary authorized to request Borrowings under the Credit Agreement and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such New Borrowing Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such New Borrowing Subsidiary.

(e)The Administrative Agent shall have received opinions of counsel to each New Borrowing Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders.

(f)The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents, and for which invoices have been presented at least one (1) Business Day prior to the Amendment No. 1 Effective Date.

3.Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a)This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects.

4.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment is a Loan Document.

5.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NEWMARKET CORPORATION,
as the Company

By: /s/ Brian Paliotti
Name: Brian Paliotti
Title: VP and Chief Financial Officer

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By: /s/ Philip Mousin
Name: Philip Mousin
Title: Executive Director

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:

13/M/0268710/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Laurie B. Perper
Name: Laurie B. Perper
Title: SVP

Jurisdiction of tax residence: US
Treaty Passport scheme reference number: 13/B/7418/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ David Notaro
Name: David Notaro
Title: Sr Vice President

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/P/63904/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By: /s/ Leslie D. Broderick
Name: Leslie D. Broderick
Title: Senior Vice President

Jurisdiction of tax residence: Pennsylvania, USA
Treaty Passport scheme reference number:
13/C/357538/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Marty McDonald
Name: Marty McDonald
Title: AVP

Jurisdiction of tax residence: U.S.A.
Treaty Passport scheme reference number:
13/U/62184/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

Jurisdiction of tax residence:
Japan
Treaty Passport scheme reference number:
43/S/274647/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/N/60122/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

DBS BANK LTD.,
as a Lender

By: /s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

Jurisdiction of tax residence: Singapore
Treaty Passport scheme reference number: 67/D/363894/DTTP

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

Acknowledged and Agreed to:

AFTON CHEMICAL INTERNATIONAL HOLDINGS S.À R.L.

By: /s/ William J. Skrobacz
Name: William J. Skrobacz
Title: Class A Manager

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

Acknowledged and Agreed to:

AFTON CHEMICAL EA HOLDINGS S.À R.L.

By: /s/ William J. Skrobacz
Name: William J. Skrobacz
Title: Class A Manager

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

Acknowledged and Agreed to:

AFTON CHEMICAL UK HOLDINGS LIMITED

By: /s/ Michael Croft
Name: Michael Croft
Title: Director

By: /s/ Andrew Walker
Name: Andrew Walker
Title: Director

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

Acknowledged and Agreed to:

AFTON CHEMICAL LIMITED

By: /s/ Michael Croft
Name: Michael Croft
Title: Director

By: /s/ Andrew Walker
Name: Andrew Walker
Title: Director

Signature Page to Amendment No. 1 to
Credit Agreement dated as of October 28, 2014
NewMarket Corporation

ANNEX A
EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: __________________________________________

2.	Assignee: __________________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers: NewMarket Corporation and certain Foreign Subsidiary Borrowers

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of October 28, 2014 among NewMarket Corporation, the

Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

__________________________
1 Select as applicable.
2 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

1

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:    ______________
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:    ______________
Title:
Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and an Issuing Bank
By:    ______________________________
Title:
[Consented to:]3
NEWMARKET CORPORATION
By:    ______________________________
Title:

__________________________
3 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

2

ANNEX I
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (vi) it does not bear a relationship to any Borrower described in section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
[4. The Assignee confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender]].4

________________________
4 Delete as applicable - each Assignee is required to confirm which of these three categories it falls within.

        5. [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]5
6. [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [_____]) and is tax resident in [_____]6, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:
(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and
(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]7

_____________________________

5 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

6 Insert jurisdiction of tax residence.

7 Include if the Assignee holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

ANNEX B
EXHIBIT B
FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of October 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;
WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].
[[__]. The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]8
[[__]. The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]9

______________________

8 Delete as applicable - each Increasing Lender is required to confirm which of these three categories it falls within.

9Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

[[__]. The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [_____]) and is tax resident in [_____]10, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:
(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and
(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]11
2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

_______________________
10 Insert jurisdiction of tax residence.
11 Include if the Increasing Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]

By:_____________________________
Name:
Title:

Accepted and agreed to as of the date first written above:
NEWMARKET CORPORATION
By:______________________________________
Name:
Title:

Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By:______________________________________
Name:
Title:

ANNEX C
EXHIBIT C
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of October 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].
2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
[[__]. The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]12

______________________
12 Delete as applicable - each Augmenting Lender is required to confirm which of these three categories it falls within.

[[__]. The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]13
[[__]. The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [_____]) and is tax resident in [_____]14, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:
(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and
(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption, that it wishes that scheme to apply to the Credit Agreement.]15
4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

______________________
13 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

14 Insert jurisdiction of tax residence.

15 Include if the Augmenting Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By:_________________________________
Name:
Title:

Accepted and agreed to as of the date first written above:
NEWMARKET CORPORATION
By:______________________________________
Name:
Title:

Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By:______________________________________
Name:
Title: